TRANS-ORIENT PETROLEUM LTD.

2008 SHARE OPTION PLAN

Dated for Reference March 14, 2008 (the “Share Option Plan” or “Plan”)

PART 1

PURPOSE AND INTERPRETATION

Purpose

1.1                     The purpose of the Plan is to advance the interests of the Company by providing the Company with a share-related mechanism to attract, retain and motivate qualified Directors, Officers, Employees and Consultants, to reward such of those Directors, Officers, Employees and Consultants as may be awarded Options under the Plan by the Board from time to time for their contributions toward the long term goals of the Company and to enable and encourage such Directors, Officers, Employees and Consultants to acquire Common Shares as long term investments.

Definitions

1.2                     In this Plan the following terms have the meanings set forth as follows:

(a)           Administrator means, such Director, Officer or Employee of the Company as may be designated as Administrator by the Board from time to time;

(b)           Board means the board of directors of the Company or any committee thereof duly empowered or authorized to grant options under this Plan;

(c)           Common Shares means common shares in the capital of the Company;

(d)           Company means Trans-Orient Petroleum Ltd. and for purposes of eligibility, includes every subsidiary;

(e)           Consultant means a person or company, other than an Employee, Officer, or Director, that is engaged to provide services to the Company, provides the services under a written contract with the Company, and spends or will spend a significant amount of time and attention on the affairs and business of the Company;

(f)           Director means a director of the Company as may be elected from time to time;

(g)           Discounted Market Price has the meaning assigned by Policy 1.1 of the TSX Venture Exchange Policies;

(h)           Effective Date for an Option means the date the option is granted to the Service Provider by the Board;

(i)           Employee means an individual who is a regular full time or part time employee of the Company from whose pay source deductions are taken;

(j)           Exchange means, after the Listing Date, the TSX Venture Exchange or, if the Shares are no longer listed for trading on the TSX Venture Exchange, such other exchange or quotation system on which the Shares are listed or quoted for trading;

(k)           Exercise Price means the amount payable per Common Share on the exercise of an Option, as determined in accordance with section 3.1;

(l)           Expiry Date means the day on which an Option lapses as specified in the Option Commitment or in accordance with the terms of the Plan;

(m)           Listing Date means the date the Common Shares are listed on the TSX Venture Exchange;

(n)           Management Company Employee means an individual employed by a person providing management services to the Company, which are required for the ongoing successful operation of the business enterprise of the Company, but excluding a person involved in investor relations activities;

(o)           Market means whatever stock exchange or quotation service the Company is listed on that has the most volume, which is currently the OTC Bulletin Board;

(p)           Officer means an individual who holds a titled office naming him/her senior officer of the Company;

(q)           Option means the right to purchase Common Shares granted under the Plan to a Service Provider;

(r)           Option Commitment means the notice of grant of an Option delivered by the Company to a Service Provider and substantially in the form of the attached Schedule A;

(s)           Optioned Shares means Common Shares subject to an Option;

(t)           Optionee means an individual to whom an Option is granted by the Company under the Share Option Plan;

(u)           Outstanding Issue means the number of Common Shares actually issued and outstanding at the time of calculation (on a non-diluted basis);

(v)           Plan means this Share Option Plan, the terms of which are set out herein or as may be amended;

(w)           Plan Shares means at the time of determination, the total number of Common Shares which may be reserved for issuance as Optioned Shares under the Plan;

(x)           Regulatory Authority means any securities regulatory authority having acknowledged and undisputed legal jurisdiction over the securities of the Company, and as of the date first above written there are no securities regulatory authorities with jurisdiction over the Plan;

(y)           Retired means

(i)            with respect to an Officer or Employee, the early or normal retirement of the Officer or Employee, after attainment of age 65, and

(ii)           with respect to a Director, cessation of office as a Director, other than by reason of death, after attainment of age 70;

(z)           Service Provider means a Director, Officer, Employee, or Consultant of the Company;

(aa)          Totally Disabled, with respect to an Employee or Officer, means that, solely because of disease or injury the Employee or Officer is deemed by a qualified physician selected by the Company to be unable to work at any occupation which the Employee or Officer is reasonably qualified to perform and, with respect to a Director, means that, solely because of disease or injury, the Director is deemed by a qualified physician selected by the Company to be unable to carry out his or her responsibilities on the Board.

Interpretation

1.3                     In this Share Option Plan, except as otherwise expressly provided or as the context otherwise requires:

(a)           headings are solely for convenience of reference and are not intended to be complete or accurate descriptions of content or to be guides to interpretation of this Share Option Plan or any part of it;

(b)           the word “including”, when following a general statement or term, is not to be construed as limiting the general statement or term to any specific item or matter set forth or to similar items or matters, but rather as permitting the general statement or term to refer also to all other items or matters that could reasonably fall within its broadest possible scope;

(c)           an accounting term not otherwise defined herein has the meaning assigned to it, and every calculation to be made hereunder is to be made, in accordance with accounting principles generally accepted in Canada and the United States applied on a consistent basis,

(d)           a reference to currency means the lawful currency of the United States;

(e)           a reference to a statute includes all regulations made under it, all amendments to the statute or regulations in force from time to time, and every statute or regulation that supplements or supersedes such statute or regulations;

(f)           a reference to an entity includes any successor to that entity;

(g)           a word importing the masculine gender includes the feminine and neuter, a word in the singular includes the plural, a word importing a corporate entity includes an individual, and vice versa; and

(h)           a reference to “approval”, “authorization” or “consent” means written approval, authorization or consent.

PART 2

SHARE OPTION PLAN

Establishment of Share Option Plan

2.1                     This Share Option Plan is hereby established to recognize contributions made by Service Providers and to create an incentive for their continuing relationship with the Company.

2.2                     All Common Share options, if any, granted as management or employee incentive options are to be included under the Plan. This Plan replaces any previous such plan.

Eligibility

2.3                     Options to purchase Common Shares may be granted hereunder to Service Providers from time to time by the Board. Service Providers that are corporate entities will be required to undertake in writing not to effect or permit any transfer of ownership or option of any of its shares, nor issue more of its shares (so as to indirectly transfer the benefits of an Option), as long as such Option remains outstanding, unless the written permission of the TSX Venture Exchange and the Company is obtained.

Options Granted Under the Plan

2.4                     All Options granted under the Plan will be evidenced by an Option Commitment in the form attached as Schedule A, showing the number of Optioned Shares, the term of the Option, a reference to vesting terms, if any, and the Exercise Price.

Copy of Plan

2.5                     Each Optionee, concurrently with the notice of the grant of the Option, shall be provided with a copy of the Plan. A copy of any amendment to the Plan shall be promptly provided by the Administrator to each Optionee.

Incorporation of Terms of Plan

2.6                     Subject to specific variations approved by the Board, all terms and conditions set out in the Plan or in the Option Commitment will be incorporated into and deemed to form part of an Option.

Maximum Shares to be Allotted

The maximum aggregate number of Plan Shares that may be reserved for issuance under the Plan at any point in time, is 10% of the Outstanding Issue at the time such Plan Shares are reserved for issuance as a result of a grant of a share option under the Plan, less any Optioned Shares already reserved for issuance under outstanding Options previously granted, provided that the total number of Optioned Shares that may be issued pursuant to Code Stock Options (as defined in Part 5) may not exceed 3,500,000. Additionally, the Company shall not grant Options:

(a)	to any one person in any one year period which could, when exercised, result in the issuance of Common Shares exceeding five percent (5%) of the Outstanding Issue; or

(b)	to any one Consultant in any one year period which could, when exercised, result in the issuance of Common Shares exceeding two percent (2%) of the Outstanding Issue; or

(c)

to persons employed to undertake investor relations activities in any one year period which could, when exercised, result in the issuance of Common Shares exceeding two percent (2%) of the Outstanding Issue.

Options Not Exercised

2.7                     In the event an Option granted under the Plan expires unexercised or is terminated by reason of dismissal of the Optionee for cause or is otherwise lawfully cancelled prior to exercise of the Option, the Optioned Shares that were issuable thereunder will be returned to the Plan and will be eligible for re-issue.

Powers of the Board

2.8                     The Board will be responsible for the general administration of the Plan and the proper execution of its provisions, the interpretation of the Plan and the determination of all questions arising under it. Without limiting the generality of the foregoing, the Board has the power to:

(a)           grant Options;

(b)           allot Common Shares for issuance in connection with the exercise of Options;

(c)           amend, suspend, terminate or discontinue this Plan, or revoke or alter any action taken, except that no amendment or suspension of this Plan will, without the written consent of any Optionees affected, alter or impair any Option granted under this Plan;

(d)           delegate all or such portion of its powers as it may determine to one or more committees of the Board, including the power to grant Options and allot Common Shares for issuance on the exercise of Options, either indefinitely or for such period of time as it may specify, and then such committee may exercise the powers and discharge the duties of the Board in respect of the Plan so delegated to the same extent as the Board is hereby authorized so to do; and

(e)           may in its sole discretion amend this Plan (except for previously granted and outstanding Options) to reduce the benefits that may be granted to Service Providers (before a particular Option is granted) subject to the other terms hereof.

PART 3

TERMS AND CONDITIONS OF OPTIONS

Exercise Price

3.1                     The Exercise Price per Optioned Share will be determined at the discretion of the Board and may be at a discount to the prevailing price of the Common Shares, however when the Common Shares are listed on a Market a discount shall only be allowed where permitted by the rules of the Market and cannot be less than the Discounted Market Price. Code Stock Options may not be granted at a discount to the market.

Term of Options

3.2                     Subject to paragraph 3.6, the Expiry Date of an Option shall be the date so fixed by the Board at the time the particular Option is granted, provided that such date shall not be later than:

(a)           for so long as the Company is classified as a Tier 2 issuer or equivalent designation of the TSX Venture Exchange, the fifth anniversary of the later of the Listing Date and the Effective Date of the Option; or

(b)           if the classification of the Company on the TSX Venture Exchange is upgraded from that of a Tier 2 issuer, or the Common Shares are no longer listed on the TSX Venture Exchange, the tenth anniversary of the effective Date of the Option.

Resale

3.3                     All Options are issued subject to applicable securities laws in Canada and the United States and are subject to resale restriction and hold periods in accordance with applicable securities legislation, the rules of the Market and any applicable Regulatory Authority.

Vesting of Option Rights

3.4                     All Options granted pursuant to the Plan will be subject to such vesting requirements as may be prescribed by the Exchange, if applicable, or as may be imposed by the

Board. All Options granted to Consultants performing investor relations activities will vest in stages over 12 months with no more than one-quarter of the Options vesting in any three month period. The Option Commitment representing any Option subject to vesting will disclose the vesting conditions. In the event of the sale of 100% of the Outstanding Issue or all of the assets of the Company to a third party, all granted but unvested options will immediately become fully vested, unless otherwise specified in any other agreement or the Option Commitment.

Grants to Employees, Consultants or Management Company Employees

3.5                     In connection with any Option granted to an Employee, a Consultant or a Management Company Employee, the Company represents that, at the time of the grant, the proposed Optionee will be a bona fide Employee, Consultant or Management Company Employee, as the case may be.

Limitation on Right to Exercise

3.6                     No Option may be exercised after the time at which the Optionee ceases to be a Service Provider, except as follows:

(a)           if the Optionee dies, the personal representative of the Optionee may exercise the Options belonging to the Optionee from time to time, to the extent to which the Optionee could have exercised the same at the time of their death, no later than the earlier of the Expiry Date and one year after the Optionee dies;

(b)           if the Optionee is Retired or becomes Totally Disabled, the Optionee may exercise their Options from time to time, to the extent to which the Optionee could have exercised the same at the time of their Retirement or becoming Totally Disabled, no later than the earlier of the Expiry Date and one year after the Optionee is Retired or becomes Totally Disabled; or

(c)           if the Optionee ceases to be a Service Provider, otherwise than by reason of, as applicable, a termination of office or employment for cause or for a breach of contract, then the Option may be exercised by the Optionee, within 90 days after the date the Optionee ceases to be a Service Provider, unless the Board resolves to permit a longer period for exercise and such longer period is permitted by the rules of the Market.

Options are Non-Assignable and Non-Transferable

3.7                     Subject to section 3.6, an Option will be exercisable only by the Optionee to whom it is granted and will not be assignable and will not be transferable.

Retrospective Amendment

3.8                     Subject to applicable regulatory and, if required by any relevant law, rule or regulation applicable to the Plan, to shareholder approval, the Board may from time to time retrospectively amend the Plan and, with the consent of the affected Optionees, retrospectively amend the terms and conditions of any Options which have been previously granted. For greater certainty, the policies of the TSX Venture Exchange currently require that disinterested shareholder approval be obtained for any reduction in the Exercise Price of any Option held by an insider of the Company.

Adjustment of the Number of Optioned Shares

3.9                     The number of Common Shares issuable on exercise of an Option will be adjusted as follows:

(a)           in the event of a subdivision of Common Shares from the date of the Plan, at any time while an Option is in effect, into a greater number of Common Shares, the Company will deliver at the time of purchase of Optioned Shares, in addition to the number of Optioned Shares in respect of which the right to purchase is then being exercised, such additional number of Common Shares as result from the subdivision without an Optionee making any additional payment or giving any other consideration;

(b)           in the event of a consolidation of the Common Shares from the date of the Plan, at any time while an Option is in effect, into a lesser number of Common Shares, the Company will deliver and an Optionee will accept, at the time of purchase of Optioned Shares, in lieu of the number of Optioned Shares in respect of which the right to purchase is then being exercised, the lesser number of Common Shares as result from the consolidation;

(c)           in the event of any change of the Common Shares in class or in type from the date of the Plan, at any time while an Option is in effect, the Company will deliver at the time of purchase of Optioned Shares, the number of shares of the appropriate class or type resulting from the change that the Optionee would have been entitled to receive if the Optionee had exercised their Options immediately prior to such change in class or type;

(d)           in the event of a capital reorganization, reclassification or change of outstanding equity shares (other than a change in the par value thereof) of the Company, a consolidation, merger, arrangement or amalgamation, or a sale of substantially all the property of the Company at any time while an Option is in effect, an Optionee will have the right to purchase, in lieu of the Optioned Shares receivable upon the exercise of the Option, the kind and amount of securities and property receivable equal to the number of Optioned Shares that would have been received if the Optionee had exercised their Option immediately prior to such event. The subdivision or consolidation of Common Shares at any time outstanding (whether with or without par value) will not be deemed to be a capital reorganization or a reclassification of the capital of the Company for the purposes of this section (d);

(e)           an adjustment will take effect at the time of the event giving rise to the adjustment, and the adjustments provided for in this section are cumulative;

(f)           the Company is not be required to issue fractional shares in satisfaction of its obligations under the Plan, and any fractional interest in a Common Share that would, except for the provisions of this section (f), be deliverable upon the exercise of an Option will be cancelled and not be deliverable by the Company; and

(g)           if any questions arise at any time with respect to the Exercise Price or number of Optioned Shares deliverable upon exercise of an Option in any of the events set out in this section, such questions will be conclusively determined by the Company’s auditors, or, if they decline to so act, any other firm of Chartered Accountants, in Vancouver, British Columbia (or in the city of the Company’s principal executive office) that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and all Optionees.

PART 4

PROCEDURE

Option Commitment

4.1                     When an Option is granted under the Plan, an authorized Officer of the Company will deliver to the Optionee an Option Commitment detailing the terms of his or her Option, and upon delivery the Service Provider will be a participant in the Plan and will have the right to purchase the Optioned Shares at the Exercise Price set out therein subject to the terms and conditions hereof.

4.2                     Upon the occurrence of an event to which section 3.9 applies, an authorized Officer of the Company may, and if so directed by the Board will, deliver to any Optionee with respect to any Option a revised Option Commitment, identified as such, with respect to Optioned Shares as to which the Option has not been exercised, reflecting the application of section 3.9.

Manner of Exercise

4.3                     An Optionee who wishes to exercise his Option may do so by delivering:

(a)           a written notice to the Company specifying the number of Optioned Shares being acquired pursuant to the Option; and

(b)           cash or a certified cheque payable to the Company for the aggregate Exercise Price for the Optioned Shares being acquired.

Delivery of Certificate

4.4                     As soon as practicable after receipt of the notice of exercise described in section 4.3 and payment in full for the Optioned Shares being acquired, the Company will direct its transfer agent to issue a certificate to the Optionee for the appropriate number of Optioned Shares. Such certificate issued will bear a legend stipulating any resale restrictions required under applicable Canadian and United States securities laws.

Condition of Issue

4.5                     The issue of Common Shares by the Company pursuant to the exercise of an Option is subject to this Plan and compliance with the laws, rules and regulations of all regulatory bodies applicable to the issuance and distribution of such Common Shares and to the listing requirements of any stock exchange or exchanges on which the Common Shares may be listed. The Optionee agrees to comply with all such laws, rules and regulations and agrees to furnish to the Company any information, report and/or undertakings required to comply with and to fully cooperate with the Company in complying with such laws, rules and regulations.

PART 5

U.S. PARTICIPANTS

Definitions

5.1                     In this Part 5:

(a)           10% Shareholder means any person who owns, taking into account the constructive ownership rules set forth in section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company (or of any parent or Subsidiary);

(b)           Code means the U.S. Internal Revenue Code of 1986, as amended;

(c)           Code Stock Option means an Option to purchase Common Shares with the intention that such Option qualify as an “incentive stock option” as that term is defined in section 422 of the Code;

(d)           Employee means a person who is an employee of the Company or a Subsidiary for purposes of section 422 of the Code;

(e)           Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each corporation (other than the last corporation) in such chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The preceding definition of the term “Subsidiary” is intended to comply with, and will be interpreted consistently with, section 424(f) of the Code; and

(f)           U.S. Participant means an Optionee who is a U.S. citizen or a U.S. resident, in each case as defined in the Code.

Maximum Number of Common Shares for Code Stock Options

5.2                     Notwithstanding any other provision of this Plan to the contrary, the maximum aggregate number of Plan Shares that may be reserved for issuance under the Plan at any point in time, is 10% of the Outstanding Issue at the time such Plan Shares are reserved for issuance as a result of a grant of an Option under the Plan, less any Optioned Shares already reserved for issuance under outstanding Options previously granted, subject to 422 and 424 of the Code, provided that the total number of Optioned Shares that may be issued pursuant to Code Stock Options may not exceed 3,500,000.

Designation of Options

5.3                     The Option Commitment issued in respect of an Option will identify if the Options are Code Stock Options. If no such specification is made in the Option Commitment, the Option will not be a Code Stock Option.

Special Requirements for Code Stock Options

5.4                     In addition to the other terms and conditions of this Plan, the following limitations and requirements will apply to a Code Stock Option:

(a)           A Code Stock Option may only be granted to an Employee of the Company or one its subsidiary corporations. For purposes of this section (a), “subsidiary corporation” will have the meaning attributed to that term for purposes of Section 422 of the Code;

(b)           The aggregate fair market value of the Optioned Shares (determined as of the date of grant of the Option) with respect to which Code Stock Options are exercisable for the first time by any U.S. Participant during any calendar year (pursuant to this Plan and all other Share Compensation Arrangements of the Company or Subsidiary) will not exceed U.S.$100,000 or any other limitation subsequently set forth in section 422(d) of the Code;

(c)           The Exercise Price per Optioned Share payable upon exercise of a Code Stock Option granted to a U.S. Participant who is a 10% Shareholder on the date of grant of the Option will be not less than 110% of the Exercise Price provided for in section 3.1 and 3.2;

(d)           No Code Stock Option may be granted unless the shareholders approve this Plan within 12 months of its adoption by the Board;

(e)           A Code Stock Option will terminate and no longer be exercisable no later than 10 years after the date of grant of such Code Stock Option; provided, however, that a Code Stock Option granted to a U.S. Participant who is a 10% Shareholder on the applicable date of grant will terminate and no longer be exercisable no later than five years after the applicable grant date;

(f)           No Code Stock Option may be granted later than 10 years after the date the Company adopted this Plan; and

(g)           Any Option that is designated as a Code Stock Option but does not satisfy the requirements applicable to a Code Stock Option will be deemed to not be a Code Stock Option.

Amendment Code Stock Option

5.5                     In the case of Code Stock Options, the Board will obtain shareholder approval of a Plan amendment to the extent required by section 422 of the Code, and any change or adjustment to an outstanding Code Stock Option will not, without the consent of the Optionee, be made in such a manner so as to constitute a “modification” that would cause such Code Stock Option to fail to qualify as a Code Stock Option.

U.S. Tax Withholding

5.6                     In order to comply with all applicable U.S. federal and state income tax laws and regulations, the Company may take such action as it deems appropriate to ensure that all applicable U.S. federal and state payroll, withholding, income or other taxes are withheld or collected from such U.S. Participant. For the purposes of assisting a U.S. Participant in paying all or a portion of the U.S. federal and state taxes to be withheld or collected upon exercise of an Option, the Board, in its discretion and subject to such additional terms and conditions as it may adopt, may permit a U.S. Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the shares otherwise to be delivered upon exercise of such Option having a fair market value equal to the amount of such taxes (b) delivering to the Company shares (other than Optioned Shares issuable upon exercise of such Option) having a fair market value equal to the amount of such taxes, or (c) remitting cash or a cheque payable to the Company. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Additional U.S. Tax Requirements

5.7                     Options issued to U.S. Participants are intended to satisfy Section 409A of the Code by satisfying an applicable exemption, which requires (in part) that the Exercise Price be no less than the fair market value of the underlying Optioned Shares, determined as of the date the Option is granted, regardless of whether the Option is intended as a Code Stock Option. The Company reserves the right to amend any Option (with or without consent from the Optionee) to the extent necessary to comply with Section 409A of the Code or an applicable exemption, including (but not limited to) an amendment that adjusts the Exercise Price for the Option.

PART 6

GENERAL

Employment and Services

6.1                     Nothing contained in this Plan will confer upon or imply in favour of any Optionee any right with respect to office, employment or provision of services with the Company, or interfere in any way with the right of the Company to lawfully terminate the Optionee’s office, employment or service at any time pursuant to the arrangements pertaining to same. Participation in the Plan by an Optionee will be voluntary.

No Representation or Warranty

6.2                     The Company makes no representation or warranty as to the future market value of Common Shares issued in accordance with the provisions of the Plan or to the effect of the Income Tax Act (Canada) or any other taxing statute governing the Options or the Common shares issuable thereunder or the tax consequences to a Service Provider. Compliance with applicable securities laws as to the disclosure and resale obligations of each Optionee is the responsibility of such Optionee and not the Company.

Governing Law

6.3                     The Plan will be governed and construed in accordance with the laws of the Province of British Columbia applicable therein.

Amendment of the Plan

6.4                     The Board reserves the right, in its absolute discretion, to at any time amend, modify or terminate the Plan with respect to all Common Shares in respect of Options which have not yet been granted hereunder. Any amendment to any provision of this Plan will be subject to any necessary approvals by any Regulatory Authority unless the effect of such amendment is intended to reduce (but not to increase) the benefits of this Plan to Service Providers.

Notice

6.5                     Each notice, demand or communication required or permitted to be given under this Plan will be in writing and will be delivered to the person to whom it is addressed, and the date of delivery of such notice, demand or communication will be the date of receipt by the addressee.

Date adopted by Board:           March 14, 2008.

SCHEDULE A

TRANS-ORIENT PETROLEUM LTD.
SHARE OPTION PLAN
[insert date]

OPTION COMMITMENT

Notice is hereby given that, effective this _______ day of ____________________, ___________ (the “Effective Date”) TRANS-ORIENT PETROLEUM LTD. (the “Company”) has granted to _________________________, an Option to acquire _____________________________ Common Shares (“Optioned Shares”) up to 5:00 p.m. Pacific time on the _____ day of ____________________, ___________ (the “Expiry Date”) at a Exercise Price of US$_______________________ per share. Optioned Shares may be acquired as follows:

[insert vesting provisions if applicable]

The grant of the Option evidenced hereby is made subject to the terms and conditions of the Company’s Share Option Plan, the terms and conditions of which are hereby incorporated in this Option Commitment.

To exercise your Option, deliver to the Company at its then principal business office, a written notice specifying the number of Optioned Shares you wish to acquire, together with cash or a certified cheque payable to the Company for the aggregate Exercise Price. A certificate for the Optioned Shares so acquired will be issued by the transfer agent as soon as practicable thereafter and will bear a legend stipulating any resale restrictions required under applicable securities laws.

TRANS-ORIENT PETROLEUM LTD.

__________________________________________________________
President

I hereby acknowledge receipt of a copy of the Plan and agree to be bound by the terms of the Plan. This commitment supersedes any prior Option or commitment made to me.

OPTIONEE

__________________________________________________________

Name:             ________________________________________________

Print Name:    ________________________________________________
                                                                              (signature)

Address:        ________________________________________________
                        ________________________________________________